AMENDMENT NO. 1
TO THE
ADVISORY AGREEMENT
    This amendment no. 1 to the Advisory Agreement dated as of September 27, 2013 (the “Advisory Agreement”), between KBS Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), is entered as of March 5, 2014 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.
WHEREAS, upon the terms set forth in this Amendment, the Advisor has agreed to amend certain terms related to asset management fees payable to the Advisor by the Company;
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor agree to amend the Advisory Agreement as follows:

1.	Asset Management Fees. Section 8.03 of the Advisory Agreement is hereby amended to added the following Section 8.03(iii):
(iii)     Deferral of Asset Management Fee.
(a) Notwithstanding the provisions of Sections 8.03(i) and 8.03(ii), with respect to Asset Management Fees accruing from March 1, 2014, the Advisor, on behalf of itself and its affiliates, and its and their respective successors and assigns, hereby defers the Company’s obligation to pay the Asset Management Fee for any month in which the Company’s modified funds from operations (“MFFO”) for such month, as such term is defined in the practice guideline issued by the Investment Program Association (“IPA”) in November 2010 and interpreted by the Company, excluding the Asset Management Fee for such month, does not exceed the amount of distributions declared by the Company for record dates of that month. The Company remains obligated to pay the Advisor an Asset Management Fee in any month in which MFFO, excluding the Asset Management Fee, for such month exceeds the amount of distributions declared for the record dates of that month (such excess amount, an “MFFO Surplus”); provided however, that any amount of such Asset Management Fee in excess of the MFFO Surplus will also be deferred in accordance with this Section 8.03(iii). If the MFFO Surplus for any month exceeds the amount of the Asset Management Fee payable for such month, any remaining MFFO Surplus will be applied to pay any Asset Management Fee amounts previously deferred.
(b) Notwithstanding anything contained in Section 8.03(iii)(a) to the contrary, any and all deferred Asset Management Fees that are unpaid shall be immediately due and payable at such time as the owners of all outstanding Shares have received Distributions in an aggregate amount equal to the sum of:
i. the Stockholders’ 8% Return and
ii. Invested Capital.

When determining whether the above threshold has been met:
(1)    Any stock dividend shall not be included as a Distribution; and
(2)    Distributions paid on Shares redeemed by the Company (and thus no longer included in the determination of Invested Capital), shall not be included as a Distribution.
(c) The Advisor acknowledges and agrees that no interest shall accrue on the deferred amounts. To the extent payment of any deferred amount is due to the Advisor hereunder, the Company shall pay the Advisor no later than the last business day of the month in which the amount of such payment is determined, or the first business day of the following month.
2.Ratification; Effect on Advisory Agreement.

a.	Ratification. The Advisory Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

b.
Effect on the Advisory Agreement. On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Advisory Agreement as amended hereby.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

KBS CAPITAL ADVISORS LLC

By:	PBren Investments, L.P., a Manager

	By:	PBren Investments, LLC, as general partner

		By:	/s/ Peter M. Bren
Peter M. Bren, Manager

By:	Schreiber Real Estate Investments, L.P., a Manager

	By:	Schreiber Investments, LLC, as general partner

		By:	/s/ Charles J. Schreiber
Charles J. Schreiber, Jr., Manager